As filed with the Securities and Exchange Commission on October 23, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IPOWER INC.

(Exact name of registrant as specified in its charter)

Nevada	82-5144171
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

iPOWER INC.

8798 9th Street

Rancho Cucamonga, CA 91730

(Address of Principal Executive Offices) (Zip Code)

THIRD AMENDED AND RESTATED 2020 EQUITY INCENTIVE PLAN

(Full title of plan)

Chenlong Tan

Chief Executive Officer

8798 9th Street

Rancho Cucamonga, CA 91730

(Name and address of agent for service)

(626) 863-7344

(Telephone number, including area code, of agent for service)

With copy to:

Megan J. Penick Esq.

Dorsey & Whitney LLP

1301 Avenue of the Americas

New York, NY 10019

(212) 415-9200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, iPower Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to register an additional 49,372,685 shares of its common stock, par value $0.001 per share (“Common Stock”), issuable under the Third Amended and Restated 2020 Equity Incentive Plan (the “Third Amended and Restated Plan”), which was approved by the Registrant’s stockholders on September 21, 2026.

On October 15, 2020, the Registrant’s board of directors (the “Board”) adopted, and its stockholders approved and ratified, the iPower Inc. 2020 Equity Incentive Plan (the “Initial Plan”). On May 5, 2021, the Registrant’s Board adopted, and its stockholders approved and ratified, an amendment to the Initial Plan (the “Amended Initial Plan”).

On November 16, 2021, the Company filed a registration statement on Form S-8 (File No. 333-261100) (the “November 2021 Form S-8”) registering 5,000,000 shares of Common Stock issuable under the Amended Initial Plan. On May 6, 2024, the Registrant’s Board and its majority stockholders approved an amendment and restatement of the Amended Initial Plan, increasing the shares authorized under the plan from 5,000,000 shares to 10,000,000 shares (the “First Amended and Restated Plan”). On December 21, 2025, the Registrant’s Board and majority stockholders approved an amendment to the First Amended and Restated Plan for the sole purpose of effecting an increase in the number of shares of Common Stock available for issuance under the plan by an additional 40,000,000 shares of Common Stock (the “Second Amended and Restated Plan”). On April 17, 2026, the Registrant filed a Registration Statement on Form S-8 (File No. 333-295173) (together with the November 2021 Form S-8, the “Prior Registration Statements”) registering such additional shares.

Following the Registrant’s 1-for-30 reverse stock split effected in October 2025, 1-for-8 reverse stock split effected in May 2026 and 1-for-9 reverse stock split effected in August 2026, the aggregate number of shares previously registered under the Prior Registration Statements on Form S-8 was proportionately adjusted to approximately 627,315 shares on a post-split basis, resulting in the registration of an additional 49,372,685 shares under this Registration Statement. On September 21, 2026, the Board and the Registrant’s stockholders approved the Third Amended and Restated Plan, which, among other things, adjusted the aggregate number of shares reserved for issuance under the plan to 50,000,000 shares and adopted an evergreen provision providing for an automatic annual increase equal to 5% of the Registrant’s outstanding Common Stock for ten years. Accordingly, the Registrant is registering an additional 49,372,685 shares of Common Stock under the Third Amended and Restated Plan.

Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s Prior Registration Statements are incorporated herein by reference, except as modified herein.

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PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2026, filed with the Commission on October 2, 2026.

(b) The Registrant’s Current Reports on Form 8-K filed with the Commission on July 2, 2026, July 6, 2026, July 15, 2026, July 21, 2026, July 23, 2026, August 5, 2026, September 15, 2026, September 22, 2026, and October 15, 2026.

(c) The description of our capital stock contained in our registration statement on Form 8-A (File No. 001-40391) filed on May 5, 2021, and any amendments or reports filed for the purposes of updating this description;

(d) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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ITEM 8. EXHIBITS.

Exhibit No.	Description of Exhibit

4.1	Certificate of Designation of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 filed February 2, 2021).
4.2	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed June 18, 2024).
4.3	Form of Series A Senior Secured Convertible Notes (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K/A filed December 23, 2025).
4.4	Form of Series B Senior Secured Convertible Notes (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K/A filed December 23, 2025).
4.5	Form of Series A Senior Secured Convertible Note (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on February 10, 2026).
4.6	Form of Series A Convertible Note (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K dated May 19, 2026).
5.1*	Legal Opinion of Dorsey & Whitney LLP
23.1*	Consent of HTL International, LLC, independent registered public accounting firm
23.2*	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)
24.1*	Powers of Attorney
99.1*	iPower Inc. Third Amended and Restated 2020 Equity Incentive Plan
107	Filing Fee Table*

*Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Cucamonga of the State of California, on this 23rd day of October 2026.

IPOWER INC.

By:	/s/ Chenlong Tan
Name: Chenlong Tan
Chief Executive Officer
(Principal Executive Officer)

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Chenlong Tan as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Chenlong Tan	Chief Executive Officer, Interim Chief Financial Officer, and Chairman of the Board of Directors	October 23, 2026
Chenlong Tan	(Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)

/s/ Yi Yang	Director	October 23, 2026
Yi Yang

/s/ Bennet Tchaikovsky	Director	October 23, 2026
Bennet Tchaikovsky

/s/ Hanxi Li	Director	October 23, 2026
Hanxi Li

/s/ Yue Guo	Director	October 23, 2026
Yue Guo

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